EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                            STATE OR OTHER
                                                             JURISDICTION
                                                           OF INCORPORATION
NAME OF SUBSIDIARY                                          OR ORGANIZATION
------------------                                          ---------------

Canyon Homesteads, Inc.                                        Utah
Crested Corp.                                                  Colorado
Energx, Ltd.                                                   Wyoming
Four Nines Gold Inc.                                           Colorado
Northwest Gold, Inc.                                           Wyoming
Plateau Resources Limited                                      Utah
Sheep Mountain Partners                                        Colorado
Sutter Gold Mining Company                                     Wyoming
Ticaboo Development Inc.                                       Utah
U.S. Energy 1977 Minerals Program, Ltd.                        Colorado
U.S. Energy 1978 Minerals Program, Ltd.                        Colorado
USECC Gold Limited Liability Company                           Wyoming
USECC Joint Venture                                            Wyoming
Western Executive Air, Inc.                                    Wyoming
Yellow Stone Fuels, Inc.                                       Wyoming
Rocky Mountain Gas                                             Wyoming


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